UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2020

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 – 740 McCurdy Road, Kelowna, BC Canada V1X 2P7

(Address of principal executive offices) (Zip Code)

(250) 765-6424

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On July 8, 2020, the Company’s subsidiary, Lexaria Nicotine LLC received written confirmation from Altria Ventures Inc. (“AVI”) that the First Warrant Tranche Trigger, as defined in the Warrant and Option Agreement entered into on January 15, 2019 had been reached and accordingly, AVI has until 11:59 pm on October 8, 2020 (EST) to exercise the warrants to purchase additional Class B membership units of Lexaria Nicotine LLC. The findings of the Phase 1 research and development program, on which the First Warrant Tranche Trigger was dependent, were published in the Company’s news release dated July 16, 2020.

Item 9.01 Financial Statements And Exhibits.

Exhibit No.	Description
99.1	Press Release issued July 16, 2020

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2020

LEXARIA BIOSCIENCE CORP.

By:	/s/ Chris Bunka
Chris Bunka
Chief Executive Officer

3